Exhibit 99.1

May 22, 2015

Board of Directors

Synageva BioPharma Corp.

33 Hayden Avenue

Lexington, MA 02421

Re:	Registration Statement on Form S-4 of Alexion Pharmaceuticals, Inc. (the “Registrant”) to be filed with the Securities and Exchange Commission as of the date hereof (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated May 5, 2015 (“Opinion Letter”), with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Synageva BioPharma Corp. (the “Company”) of the Consideration (as defined in the Opinion Letter) to be paid for each Share pursuant to the Agreement and Plan of Reorganization, dated as of May 5, 2015, by and among the Registrant, Pulsar Merger Sub Inc., Galaxy Merger Sub LLC and the Company (the “Agreement”).

The Opinion Letter was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement. We understand that the Company has determined to include our opinion in the Registration Statement. In that regard, we hereby consent to the reference to our Opinion Letter under the captions “THE TRANSACTIONS – Background of the Transactions”, “THE TRANSACTIONS – Synageva’s Reasons for the Transactions; Recommendation of Synageva’s Board of Directors”, and “THE TRANSACTIONS – Opinion of Synageva’s Financial Advisor”, and to the inclusion of the Opinion Letter as an Annex to the Offer to Exchange/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.

(GOLDMAN, SACHS & CO.)